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October 9, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:      Medical Action Industries Inc.
         Registration Statement on Form S-8

Gentlemen:

         Reference is made to the filing by Medical Action Industries Inc. (the "Corporation") of a Registration Statement on Form S-8 with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, covering the registration of 850,000 shares of the Corporation's Common Stock, $.001 par value per share, in connection with the Corporation's 1989 Non-Qualified Stock Option Plan, as amended, and 1994 Stock Incentive Plan, as amended.

         As General Counsel for the Corporation, I have examined its corporate records, including its Certificate of Incorporation, By-Laws, its corporate minutes, the form of its Common Stock certificate, its 1989 Non-Qualified Stock Option Plan, as amended, and 1994 Stock Incentive Plan, as amended, related documents under such plans, and such other documents as I have deemed necessary or relevant under the circumstances.

         Based upon my examination, I am of the opinion that:

         1. The Corporation is duly organized and validly existing under the laws of the State of Delaware.

         2. There have been reserved for issuance by the Board of Directors of the Corporation 850,000 shares of its Common Stock, $.001 par value per share. The shares of the Corporation's Common Stock, when issued under the 1989 Non-Qualified Stock Option Plan, as amended, and 1994 Stock Incentive Plan, as amended, will be validly authorized, legally issued, fully paid and non-assessable.

         I hereby consent to be named in the Registration Statement as General Counsel of the Corporation, and I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

Very truly yours,

/s/ Richard G. Satin

Richard G. Satin
Vice President-Operations
and General Counsel


                                   Exhibit 5


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